Exhibit 99.1

SG Blocks Reports Third Quarter 2017 Financial Results

Construction Backlog Increases 700% from Prior Quarter to Record $77.1 Million Driven by Largest Project Awards in Company History

BROOKLYN, NY – November 8, 2017 – SG Blocks, Inc. (NASDAQ: SGBX), a leading designer, innovator and fabricator of container-based structures, reported its financial results for the third quarter ended September 30, 2017.

Key Third Quarter 2017 Financial & Operational Highlights:

•	Revenue increased 342% to $1.4 million, as compared to $0.3 million in Q3 2016.
•	Construction backlog increased 700% to $77.1 million, as compared to $9.7 million in Q2 2017 and $0.5 million at December 31, 2016.
•	Gross profit totaled $98,000, as compared to $58,000 in Q3 2016.
•	Net loss totaled $1.0 million, or ($0.25) per basic and diluted share.
•	Adjusted EBITDA loss totaled $0.5 million (see below for further discussion about the presentation of Adjusted EBITDA, a non-GAAP financial measurement).
•	Secured two low income housing development projects in New York State representing largest project awards in company history.
•	Retained Encore Endeavor 1, a wholly owned subsidiary of Level Brands for strategic advisory and consultancy services, in close coordination with Kathy Ireland, Chairman Emeritus and Chief Brand Strategist of Level Brands, Inc.
•	Engaged MZ Group to lead strategic investor relations and shareholder communication program.
•	Hired and appointed strategic sales personnel including Brian Adams as National Sales Director specializing in national and international sales strategies and its tactical implementation.
•	Rang the Nasdaq Stock Market Opening Bell at the Nasdaq MarketSite in Times Square with company management, board of directors and investors.
•	Completed public offering of common stock with the exercise of an over-allotment option, generating $7.1 million in proceeds, net of issuance costs.

Management Commentary

“The third quarter of 2017 was highlighted with increased top line revenue performance and the largest project awards in company history that drove our construction backlog to a record $77.1 million, or approximately 525,000 square feet across 13 projects,” said SG Blocks CEO, Paul Galvin. “The newly announced 390,000 square feet of low and mid-rise workforce housing developments in New York State are fully modular, prefabricated and constructed and represent the highest gross margin profile in our project portfolio.

“Other notable achievements made during the third quarter were the hiring of strategic sales and project personnel to expand our footprint in the United States while leveraging the ESR rating from the International Code Council issued to SG Blocks in the second quarter of 2017. Being the only container-based construction company with an ESR rating, we believe, significantly shortens the project approval process and will augur well for our pipeline going forward.

“On the operational front, our management team has: (i) initiated customer relationship management optimization to streamline all sales inquiries and business development initiatives; (ii) standardized contracts for all proposals; and (iii) commenced manufacturing capacity expansion discussions with new potential partners,” continued Galvin.

CFO Mahesh Shetty commented: “On the financial front, we expect subsequent quarters to transition from low-margin projects to an anticipated margin of 20% as we commence projects that are fully modular and encompass design, architectural and engineering, construction and delivery phases. Based on current progress in the fourth quarter of 2017 and contingent on acceleration of delivery on certain projects, we expect to break-even in our cash flow by the first quarter of 2018. We believe that, given the asset-light nature of our business model, we can handle incremental revenue with a relatively modest increase in SG&A expense. We leverage both inventory and labor on our suppliers’ balance sheets and, in most cases, pay for products and services only after we have been paid by the customers. Our model creates significant leverage and reduces working capital constraints to growth.

“We ended the third quarter of 2017 with $6.1 million in cash and cash equivalents, no debt, record backlog of $77.1 million and a project pipeline in excess of $200 million, positioning SG Blocks for significant financial performance in 2017 and beyond,” concluded Shetty.

Galvin concluded: “The inflection point with our business is now clearly evident as both our operational and financial performance are in full gear. With a stable balance sheet, asset-light operating model, proprietary ESR certification and exclusive supplier relationship with North America’s largest full-service supplier to the intermodal industry, we are well positioned to deliver cost-effective and seismic- and hurricane-safe solutions to both commercial and residential real estate markets.

“We look forward to sharing more on our developing story at the upcoming LD Micro Main Event institutional investor conference on December 6, 2017 in Los Angeles and the soon to be announced ribbon cutting ceremony for the Heart of Los Angeles Performing Arts and Enrichment Center.”

Financial Results for the Three Months Ended September 30, 2017 Versus the Three Months Ended September 30, 2016

Revenue totaled $1.4 million in Q3 2017, an increase of 342% as compared to $0.3 million in Q3 2016. This increase in revenue was primarily a result of revenue being recognized on additional projects that are in progress during the nine months ended September 30, 2017 and due to a contract in the amount of $5.1 million having revenue recognized during the three months ended September 30, 2017 of approximately $1.1 million.

Construction backlog totaled $77.1 million at September 30, 2017, as compared to $9.7 million at June 30, 2017 and $0.5 million at December 31, 2016. The increase in backlog at the end of Q3 2017 as compared to the end of Q2 2017 was largely attributable to the commissioning of two low income housing development projects in New York state representing the largest project awards in company history, in the amounts of $55 million and $15 million. The two projects total 390,000 square feet of multi-story, multi-family projects and will be fully modular, prefabricated and constructed as an ‘as-of-right’ development. As of September 30, 2017, we had 13 projects, or approximately 525,000 square feet, in backlog.

Gross profit totaled $98,000 in Q3 2017 as compared to $58,000 in Q3 2016. Gross profit margin as a percentage of revenue decreased to 7% in Q3 2017, as compared to 18% in Q3 2016. Gross profit margin for Q3 2017 was negatively affected by an increase in the cost of revenue largely attributable to the cost of buying and modifying containers and lower margins on existing contracts. The company expects to achieve higher gross profit margins on new projects that are in the backlog.

Operating expenses increased to $1.1 million in Q3 2017 from $0.4 million in Q3 2016. The increase in operating expenses was primarily due to an increase in payroll, amortization of intangible assets of $0.1 million and a one-time expense of $0.4 million for stock compensation.

Net loss totaled $1.0 million, or ($0.25) per basic and diluted share in Q3 2017, compared to net loss of $0.5 million, or ($1.11) per basic and diluted share, in Q3 2016. The increase in net loss was primarily due to stock compensation expense and amortization of intangible assets.

Adjusted EBITDA loss totaled $0.5 million. See below under the heading, “Use of Non-GAAP Financial Information” for a discussion of Adjusted EBITDA and a reconciliation of such measure to the most comparable measure calculated under U.S. generally accepted accounting principles (“GAAP”).

Cash and cash equivalents at September 30, 2017 totaled $6.1 million, as compared to $0.5 million at December 31, 2016. The substantial balance of cash as of the comparative periods resulted from the proceeds, net of issuance costs, of $7.1 million from the Company’s public offering of common stock in June 2017.

Further details about the Company’s results in the third quarter of 2017 are available in its Quarterly Report on Form 10-Q, accessible in the investor relations section of the Company’s website at www.sgblocks.com and through the U.S. Securities and Exchange Commission’s website.

Conference Call Information

SG Blocks CEO Paul Galvin and CFO Mahesh Shetty will host the conference call, followed by a question and answer period.

To access the call, please use the following information:

Date:	Wednesday, November 8, 2017
Time:	4:30 p.m. ET, 1:30 p.m. PT
Toll-free dial-in number:	1-877-407-9716
International dial-in number:	1-201-493-6779
Conference ID:	13672689

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=126971 and via the investor relations section of the Company’s website at www.sgblocks.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through November 22, 2017.

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	13672689

Use of Non-GAAP Financial Information

In addition to our results under GAAP, the Company presents EBITDA and Adjusted EBITDA for historical periods. EBITDA and Adjusted EBITDA are non-GAAP financial measures and have been presented as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We calculate EBITDA as net income (loss) before interest expense, income tax benefit (expense), depreciation and amortization. We calculate Adjusted EBITDA as EBITDA before certain non-recurring adjustments such as loss on conversion of convertible debentures, change in fair value of financial instruments and stock compensation expense. EBITDA and Adjusted EBITDA are presented because they are important metrics used by management as one of the means by which it assesses our financial performance. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. These measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework that may be useful in assessing our Company and our results of operations.

Set forth below is a reconciliation of EBITDA and Adjusted EBITDA to net income (loss):

	Nine Months Ended September 30, 2017	Three Months Ended September 30, 2017
Net loss	$(3,439,303)	$(1,043,301)
Addback interest expense	330,388	-
Addback depreciation and amortization	442,590	148,020
EBITDA (non-GAAP)	(2,666,325)	(895,281)

Addback loss on conversion of convertible debentures	1,018,475	-
Less change in fair value of financial instruments	(96,327)	-
Addback stock compensation expense	649,204	439,821
Adjusted EBITDA (non-GAAP)	$(1,094,973)	$(455,460)

About SG Blocks, Inc.
SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code-engineered cargo shipping containers for safe and sustainable construction. The firm offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. Each project starts with GreenSteel™, the structural core and shell of an SG Blocks building, which is then customized to client specifications. For more information, visit www.sgblocks.com.

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While SG Blocks believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the SG Blocks’ filings with the Securities and Exchange Commission (the “SEC”). Thus, actual results could be materially different. SG Blocks expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

SG BLOCKS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,098,336	$549,100
Short-term investment	30,029	30,017
Accounts receivable, net	357,197	234,518
Costs and estimated earnings in excess of billings on uncompleted contracts	59,224	33,349
Prepaid expenses	343,173	124,720
Inventory	-	9,445
Total current assets	6,887,959	981,149
Equipment, net	7,668	5,559
Goodwill	4,162,173	4,162,173
Intangible assets, net	3,175,563	3,587,250

Totals	$14,233,363	$8,736,131

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$927,724	$350,772
Billings in excess of costs and estimated earnings on uncompleted contracts	802,915	48,478
Deferred revenue	-	72,788
Conversion option liabilities	-	384,461
Total current liabilities	1,730,639	856,499
Convertible debentures, net of discounts	-	2,446,337
Total liabilities	1,730,639	3,302,836

Commitments and Contingencies

Stockholders’ equity:
Preferred stock, $1.00 par value, 5,405,010 shares authorized; 0 issued and outstanding as of September 30, 2017 and 1,801,670 issued and outstanding as of December 31, 2016	-	1,801,670
Common stock, $0.01 par value, 300,000,000 shares authorized; 4,257,238 issued and outstanding as of September 30, 2017 and 163,901 issued and outstanding as of December 31, 2016	42,573	1,639
Additional paid-in capital	17,206,030	4,936,562
Accumulated deficit	(4,745,879)	(1,306,576)
Total stockholders’ equity	12,502,724	5,433,295

Totals	$14,233,363	$8,736,131

SG BLOCKS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Successor For the Three Months Ended September 30, 2017	Successor For the Three Months Ended September 30, 2016
	(Unaudited)	(Unaudited)
Revenue:
Construction revenue	$1,326,005	$238,781
Engineering services	68,947	76,929
Total	1,394,952	315,710

Cost of revenue:
Construction revenue	1,242,113	189,520
Engineering services	54,942	68,423
Total	1,297,055	257,943

Gross profit	97,897	57,767

Operating expenses:
Payroll and related expenses	749,407	155,455
General and administrative expenses	324,794	236,804
Marketing and business development expense	56,343	16,196
Pre-project expenses	11,657	22,633
Total	1,142,201	431,088

Operating loss	(1,044,304)	(373,321)

Other income (expense):
Interest expense	-	(123,412)
Interest income	3	3
Other income	1,000	-
Change in fair value of financial instruments	-	18,345
Total	1,003	(105,064)

Net loss before reorganization items	(1,043,301)	(478,385)

Reorganization items:
Legal and professional fees	-	(64,821)
Total	-	(64,821)

Net loss	$(1,043,301)	$(543,206)

Net loss per share - basic and diluted:
Basic and diluted	$(0.25)	$(1.11)

Weighted average shares outstanding:
Basic and diluted	4,177,890	491,357

SG BLOCKS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Successor For the Nine Months Ended September 30, 2017	Successor For the Three Months Ended September 30, 2016	Predecessor For the Six Months Ended June 30, 2016
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Construction revenue	$2,728,462	$238,781	$1,004,216
Engineering services	272,817	76,929	52,007
Total	3,001,279	315,710	1,056,223

Cost of revenue:
Construction revenue	2,375,139	189,520	816,076
Engineering services	229,227	68,423	43,898
Total	2,604,366	257,943	859,974

Gross profit	396,913	57,767	196,249

Operating expenses:
Payroll and related expenses	1,385,005	155,455	367,254
General and administrative expenses	1,048,853	236,804	557,069
Marketing and business development expense	122,529	16,196	22,729
Pre-project expenses	28,304	22,633	26,411
Total	2,584,691	431,088	973,463

Operating loss	(2,187,778)	(373,321)	(777,214)

Other income (expense):
Interest expense	(330,388)	(123,412)	(429,017)
Interest income	11	3	8
Other income	1,000	-	-
Loss on conversion of convertible debentures	(1,018,475)	-	-
Change in fair value of financial instruments	96,327	18,345	-
Total	(1,251,525)	(105,064)	(429,009)

Net loss before reorganization items	(3,439,303)	(478,385)	(1,206,223)

Reorganization items:
Legal and professional fees	-	(64,821)	(171,893)
Gain on reorganization	-	-	713,379
Total	-	(64,821)	541,486

Net loss	$(3,439,303)	$(543,206)	$(664,737)

Net loss per share - basic and diluted:
Basic and diluted	$(2.09)	$(1.11)	$(0.02)

Weighted average shares outstanding:
Basic and diluted	1,647,916	491,357	42,918,927

SG BLOCKS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor For the Nine Months Ended September 30, 2017	Successor For the Three Months Ended September 30, 2016	Predecessor For the Six Months Ended June 30, 2016
	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(3,439,303)	$(543,206)	$(664,737)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	2,083	674	1,629
Amortization of debt issuance costs	-	-	5,204
Amortization of discount on convertible debentures	330,388	145,875	-
Amortization of intangible assets	440,507	111,808	387,965
Interest income on short-term investment	(12)	(3)	(8)
Loss on conversion of convertible debentures	1,018,475	-	-
Change in fair value of financial instruments	(96,327)	(18,345)	-
Interest expense on debtor in possession financing	-	-	35,848
Gain on reorganization	-	-	(713,379)
Stock-based compensation	649,204	-	119,146
Changes in operating assets and liabilities:
Accounts receivable	(122,679)	(88,874)	(104,858)
Costs and estimated earnings in excess of billings on uncompleted contracts	(25,875)	(25,753)	-
Prepaid expenses and other current assets	(4,453)	(5,000)	(28,589)
Inventory	9,445	(98,257)	118,011
Intangible asset	(28,820)	-	-
Accounts payable and accrued expenses	576,952	(76,403)	269,317
Accrued interest, related party	-	(26,500)	-
Accounts payable and accrued expenses – subject to compromise	-	(21,197)	(22,457)
Related party accounts payable and accrued expenses	-	45,818	-
Related party accounts payable and accrued expenses – subject to compromise	-	(113,789)	(163,522)
Billings in excess of costs and estimated earnings on uncompleted contracts	754,437	68,679	14,650
Deferred revenue	(72,788)	83,587	(87,115)
Net cash used in operating activities	(8,766)	(560,886)	(832,895)

Cash flows provided by investing activities:
Purchase of equipment	(4,192)	-	-
Security deposit refund	-	-	2,700
Net cash provided by (used in) investing activities	(4,192)	-	2,700

Cash flows from financing activities:
Principal payments on related party notes payable	-	(48,500)	-
Proceeds from issuance of convertible debentures	-	-	1,319,001
Proceeds from public stock offering, net of issuance costs	7,062,194	-	-
Payments on convertible debentures	(1,500,000)	-	-
Net cash provided by (used in) financing activities	5,562,194	(48,500)	1,319,001

Net increase (decrease) in cash and cash equivalents	5,549,236	(609,386)	488,806

Cash and cash equivalents - beginning of period	549,100	955,803	466,997

Cash and cash equivalents - end of period	$6,098,336	$346,417	$955,803

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-	$-	$-
Supplemental disclosure of non-cash financing activities:
Conversion of debtor in possession financing to convertible debentures	$-	$-	$600,000
Conversion of convertible debentures to common stock	$2,583,334	$-	$-
Conversion of preferred stock to common stock	$1,801,670	$-	$-
Issuance of common stock for prepaid services	$214,000	-	-

9

Media and Investor Relations:

Media
Kati Bergou
Rubenstein Public Relations
Vice President
212-805-3014
kbergou@rubensteinpr.com

Investor Relations
Chris Tyson
MZ North America
Managing Director
949-491-8235
chris.tyson@mzgroup.us